As filed with the Securities and Exchange Commission on June 1, 2006.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MASTERCARD INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	13-4172551
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Purchase Street, Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable):

Securities to be registered pursuant to Section 12(g) of the Act:

Class B common stock, par value $.0001 per share
Class M common stock, par value $.0001 per share
(Title of Class)

This amended registration statement on Form 8-A/A amends and restates the registration statement on Form 8-A filed by MasterCard Incorporated (the “Registrant”) on April 25, 2003. This Form 8-A/A is being filed in connection with the reclassification of the Registrant’s Class A redeemable common stock. (The Registrant’s Class B convertible common stock converted into Class A redeemable stock as of July 1, 2005.)

On May 31, 2006, the Registrant’s Amended and Restated Certificate of Incorporation became effective, which, among other things, resulted in the reclassification of all of the Registrant’s outstanding shares of Class A redeemable common stock, causing each of the Registrant’s existing stockholders to receive 1.35 shares of Class B common stock, par value $.0001 per share (“Class B Common Stock”), of the Registrant for each share that they held prior to the reclassification and a single share of Class M common stock, par value $.0001 per share (“Class M Common Stock”), of the Registrant.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Class B Common Stock and the Class M Common Stock is contained in the Registrant’s prospectus, dated May 24, 2006, relating to the Registrant’s Class A common stock, par value $.0001 per share, filed on May 25, 2006 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus”). The descriptions of the Class B Common Stock and the Class M Common Stock contained in the Prospectus under the heading “Description of Capital Stock” are hereby incorporated by reference into this Form 8-A/A.

Item 2. Exhibits.

1.	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(a) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed November 14, 2005).

2.	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1(b) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on November 14, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MASTERCARD INCORPORATED

Date: June 1, 2006	By:	/s/ Noah J. Hanft
	Name:	Noah J. Hanft
	Title:	General Counsel and Secretary